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                                                                      EXHIBIT 21



               SUBSIDIARIES OF CYBEX COMPUTER PRODUCTS CORPORATION


         NAME OF SUBSIDIARY                                                STATE OR COUNTRY OF ORGANIZATION
         --------------------------------------------------------------------------------------------------

         Cybex Computer Products International, Ltd.                                    Ireland

         Cybex International Corporation                                                Barbados

         Cybex Computertechnik, GmbH                                                    Germany

         Elsner Computertechnik, GmbH                                                   Germany

         PolyCon Data Systems, GmbH                                                     Germany

         PolyCon Investments, Inc., d/b/a Cybex Employment Services Co.                  Texas



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